EXHIBIT 99.1

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          ________________________

                                 FORM 11-K

(X)  Annual Report Pursuant to Section 15(d) of the Securities Exchange Act
                                  of 1934
                for the fiscal year ended December 31, 1997

    (   )  Transition Report Pursuant to Section 15(d) of the Securities
                            Exchange Act of 1934
          For the transition period from __________ to __________

                          ________________________

                     Commission File Number:   0-22032

                          ________________________

      A. Full title of the plan and address of the plan, if different from that of the issuer named below:

                       AMERICAN OILFIELD DIVERS, INC.
                   401 (k) PROFIT SHARING PLAN AND TRUST

      B. Name of issuer of the securities held pursuant to the plan and address of its principal executive office:

                              CEANIC CORPORATION
                       (FORMERLY AMERICAN OILFIELD DIVERS, INC.)
                           900 TOWN & COUNTRY LANE, SUITE 400
                             HOUSTON, TEXAS  77024

American Oilfield Divers, Inc. 401(k)
Profit Sharing Plan and Trust
Financial Statements and
Supplemental Schedules
December 31, 1997 and 1996

Page

Report of Independent Accountants                                          1

Financial Statements:

Statement of Net Assets Available for Plan Benefits as of December
        31, 1997 and 1996                                                  2

Statement of Changes in Net Assets Available for Plan Benefits for
the Years Ended December 31, 1997 and 1996                                 3

Notes to Financial Statements                                           4 - 10

Supplemental Schedules:*

 Schedule I - Assets Held for Investment as of December 31, 1997          11

 Schedule II - Reportable Transactions for the Year Ended December
   31, 1997                                                               12




* All other schedules required under the Department of Labor Rules and Regulations for R eporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because of the absence of conditions under which they are required.

                 Report of Independent Accountants


To the Participants and Plan Administrator of the American Oilfield Divers, Inc. 401(k) Profit Sharing Plan and Trust


In our opinion, the accompanying statements of net assets available for plan benefits and the related statements of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for plan benefits of the American Oilfield Divers, Inc. 401(k) Profit Sharing Plan and Trust at December 31, 1997 and 1996 and the changes in net assets available for Plan benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in the supplementary schedules is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The supplementary schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




PRICE WATERHOUSE LLP

Houston, Texas
June 11, 1998

AMERICAN OILFIELD DIVERS, INC. 401(k) PROFIT SHARING PLAN AND TRUST
Statement of Net Assets Available for Plan Benefits
December 31, 1997 and 1996
------------------------------------------------------------------------------




                                                        1997            1996
                                                        ----            ----
Assets

Investments in group annuity contract in separate and
 guaranteed accounts, at contract value               $7,739,247   $6,470,390
Employer securities fund, at market                      850,647      351,046
Other                                                                   2,417
                                                      ----------   -----------
              Total assets                             8,589,984    6,823,853

Liabilities

Excess contribution refunds due to participants
                                                                       65,537
                                                      -----------  -----------
Net assets available for plan benefits                $8,589,984   $6,758,316



The accompanying notes are an integral part of these financial statements.

AMERICAN OILFIELD DIVERS, INC. 401(k) PROFIT SHARING PLAN AND TRUST
Statement of Changes in Net Assets Available for Plan Benefits
December 31, 1997 and 1996
------------------------------------------------------------------------------



                                         1997          1996

Additions:
  Contributions:
    Employee                         $1,574,310     $  1,114,824
    Employer matching                   230,703          155,472
    Forfeitures                           8,224           30,784
    Transfers in                        547,799          283,229
                                     ------------   -------------
                                      2,361,036        1,584,309

Investment income:
   Net appreciation in fair
     value of securities                117,474          125,557
   Interest and investment income       868,287          545,634
                                     ------------   --------------
     Total additions                  3,346,797        2,255,500

Deductions attributable to;
   Distributions and withdrawals      1,515,219          879,908
                                    -------------  ---------------
Net increase                          1,831,578       1,375,592

Net assets available for plan
   benefits:
  Beginning of year                   6,758,316       5,382,724
                                    -------------   --------------
End of year                         $ 8,589,894     $ 6,758,316
                                    =============   ==============


The accompanying notes are an integral part of these financial statements.

AMERICAN OILFIELD DIVERS, INC. 401(k) PROFIT SHARING PLAN AND TRUST
Notes to Financial Statements
December 31, 1997 and 1996
-----------------------------------------------------------------------------


1.   Plan Description

     The following description of the American Oilfield Divers, Inc. 401(k) Profit Sharing Plan and Trust (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     General
     The Plan was established effective January 1, 1989 to provide eligible employees of American Oilfield Divers, Inc. (the Company) with the opportunity to contribute to the Plan (and to defer payment of federal income tax upon) a specified portion of their compensation, and to have their contributions, together with the Plan contributions made by the Company, invested in an unallocated group annuity policy. Effective September 1, 1994, the Company amended the Plan to clarify certain provisions and to allow participants to purchase shares of the Company's common stock through the Employer Securities Fund. The Plan is a contributory plan in which all the employees of the Company are eligible to participate upon attaining age 18 and the completion of one year of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     The Plan is administered by an administrator appointed by the Board of Directors of the Company. All contributions made by the participants and by the Company are held by Union Central Life Insurance Company (the Contract Plan Servicer) and are invested in specified investment accounts in accordance with instructions from the participants.

     The Company pays all expenses associated with the Plan's administration. The entry dates of the Plan are January 1 and July 1 of each year.

     Participant Contributions
     A participant contributes to the Plan by electing to defer a portion of his or her salary which would otherwise be payable to such employee during any such calendar period. A participant may contribute up to a maximum of 15% of his or her salary to the Plan.

     Company Contributions
     The Company's matching contribution to the Plan is equal to 10% of participants' salary deferral contributions directed to the Group Annuity Contract and 30% for amounts directed to the Employee Securities Fund, limited to 15% of the participants' compensation. In addition, each year the Board of Directors of the Company determines the portion of its profit, if any, to be contributed to the Plan for allocation among the participants.
     In accordance with Internal Revenue Service Regulations, discretionary contributions made by the Company are allocated to eligible employees regardless of the status of participation in salary deferral accounts.

     The total amount to be contributed by the Company in any calendar year may not, after taking into account the amount of the total before-tax Section 401(k) contributions made by the participants during such year, exceed the maximum amount deductible by the Company under Section 404 of the Internal Revenue Code in such year.

AMERICAN OILFIELD DIVERS, INC. 401(k) PROFIT SHARING PLAN AND TRUST
Notes to Financial Statements
December 31, 1997 and 1996
------------------------------------------------------------------------------


     Participant Accounts
     Each participant's account is credited with the participant's contribution, the Company's match and an allocation of
     (a) additional contributions by the Company, (b) Plan earnings, and (c) forfeitures of terminated participants' nonvested accounts. Allocations are based on participant compensation or account balances, as defined in the Plan.

     Vesting
     Participants are 100% vested in contributions to their 401(k) Salary Deferral Accounts and the earnings thereon at all times.
     Participants become vested in the Company's employer contributions and the related earnings of such contributions after attainment of certain years of service, as follows:

                           Vested and nonforfeitable
         Full years        percentage of employer's
         of service        contribution into the Plan

             1                        0%
             2                        0%
             3                       33%
             4                       67%
             5                      100%


     In general, a participant will be deemed to have completed a "year of service" for each twelve-month period during which the participant completes at least 1,000 hours of service.

     The Plan contains special rules relating to the consequences of a break in service by a participant. In the event that less than 100% of a participant's Employer Contribution Account is vested at the time of termination of employment, a participant, subject to the break in service provisions of the Plan, will forfeit the unvested portion of such account and the amount so forfeited will be reallocated to the remaining participants during the plan year, at the same rates as the ratio of their compensation to the total compensation of all participants for such plan year.

     Investment Options
     A brief description of the Plan's investment options follows. For a detailed description of the investment options and respective risk profiles refer to the Plan document.

     Group Annuity Contract
     The Group Annuity Contract consists of the Guaranteed Deposit Account and various investment options maintained in the Separate
     Accounts detailed as follows:

           Guaranteed Deposit Account - The Guaranteed Deposit Account is intended to provide a guaranteed return with no risk of principal or interest through investment in guaranteed investment contracts.

AMERICAN OILFIELD DIVERS, INC. 401(k) PROFIT SHARING PLAN AND TRUST
Notes to Financial Statements
December 31, 1997 and 1996
------------------------------------------------------------------------------


         Separate Accounts -

           Variable Short Term Fund - The Variable Short Term Fund seeks maximum current income with preservation of capital and maintenance of liquidity.

           Equity Fund - The Equity Fund is intended to achieve long-term appreciation of capital by investing in common stocks and other equity securities which are undervalued.

           Fixed Income Fund - The Fixed Income Bond Fund seeks high level of income, without undue risk to principal, by investing in government, mortgage-backed and corporate securities.

           Capital Fund - The Capital Fund allocates its assets among stocks, bonds and money markets instruments.
           The asset allocation is repositioned periodically based on market conditions.

           American Century Select Fund - The American Century Select Fund seeks appreciation of capital by investing in stocks that pay dividends and have growth potential. During 1996, the fund changed its name from the Twentieth Century Select Fund to the American Century Select Fund.

           American Century Ultra Fund - The American Century Ultra Fund invests its capital in companies expected to have accelerated earnings and revenues. During 1996, the fund changed its name from the Twentieth Century Ultra Fund to the American Century Ultra Fund.

           Other - Various mutual funds with various investment objectives and risk profiles.

     Employer Securities Fund
     The Employer Securities Fund invests its capital in stock of the Company. The stock is purchased on the open market at the current trading price.

     Distributions and Withdrawals
     Upon retirement, death or a termination of employment, distributions are made to the participant or beneficiary. Immediate distribution of a participant's vested benefit is permitted if the value of the participant's vested Individual Participant
     Account derived from employer and participant contributions
     (other than accumulated deductible participant contributions) is greater than $3,500, and it is required if this value is less than $3,500. No provision for pre-termination distribution is made.

     In general, distribution of all amounts in the accounts of a participant will be made in regular monthly life income installments not to exceed ten years.

     Amendments and Termination of the Plan
     The Company reserves the right to amend or terminate the Plan. In the event the Plan terminates, the net assets of the Plan will be allocated, as prescribed by ERISA and regulations issued pursuant thereto, to the participants.



AMERICAN OILFIELD DIVERS, INC. 401(k) PROFIT SHARING PLAN AND TRUST
Notes to Financial Statements
December 31, 1997 and 1996
------------------------------------------------------------------------------


2.   Significant Accounting Policies

     Basis of Accounting
     The financial statements of the Plan are prepared on the accrual basis of accounting. Income from investments is recorded as earned.

     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Investments
     Investments in the group annuity contract are stated at contract value, as reported by Union Central Life Insurance Company. The Company's stock is valued at its quoted market price.

3.   Investment in Group Annuity Contract



                                                   December 31,
                                          -----------------------------
                                             1997            1996

   Guaranteed Deposit Account              $3,326,464*  $ 3,427,547*
   Variable Short-Term Fund
      (EIN 31-0472910-PSA5)                   203,645       156,806
   Equity Fund (EIN 31-0472910-PSA4)          895,590*      777,801*
   Fixed Income Fund (EIN-31-0472910-PSA6)    185,509       107,489
   Capital Fund (EIN 31-0472910-PSA7)         175,444       196,664
   American Century Select Fund
       (EIN 31-0472910-PSA8)                  610,791*      352,562*
   American Century Ultra Fund
       (EIN 31-0472910-PSA9)                1,716,310*    1,451,521*
   American Century Vista Fund                 31,103
   N&B Genesis (EIN 31-0472910-PSA11)         158,021
   N&B Focus (EIN 31-0472910-PSA17)            44,761
   N&B Guardian (EIN 31-0472910-PSA10)         41,178
   MFS Emerging Growth (EIN 31-0472910-PSA16) 121,864
   MFS Growth with Income
        (EIN 31-0472910-PSA15)                 74,032
   MFS High Income (EIN 31-0472910-PSA14)       5,900
   S&P 500 Index (EIN 31-0472910-PSA22)        76,584
   Sccudder International
        (EIN 31-0472910-PSA13)                 39,497
   Summit High Yield (EIN 31-0472910-PSA23)    17,359
   Horizon I (EIN 31-0472910-PSA19)             6,995
   Horizon II (EIN 31-0472910-PSA20)            1,797
   Horizon III (EIN 31-0472910-PSA21)             433
   Government Securities Fund                   5,970
                                           ------------- ---------------
   Total group annuity contract            $7,739,247    $6,470,390
                                           ============= ===============

* Represents an asset that is five percent or more of the net assets available for plan benefits.


AMERICAN OILFIELD DIVERS, INC. 401(k) PROFIT SHARING PLAN AND TRUST
Notes to Financial Statements
December 31, 1997 and 1996
-------------------------------------------------------------------------

     Units assigned to participants are as follows:


                                                                   December 31,
                                       -----------------------------------------------------------------
                                                     1997                              1996
                                       ---------------------------------    ----------------------------
                                                             Market                             Market
                                            Number            value           Number             value
                                            of units        per unit         of units         per unit

Guaranteed Deposit Account
Variable Short-term Fund                    111,486.84      $  1.83            89,603           $1.75
Equity Fund                               1,538,385.33          .58           160,371            4.85
Fixed Income Fund                            57,063.98         3.25            36,686            2.93
Capital Fund                                 68,026.97         2.58            80,932            2.43
American Century Select Fund                287,210.11         2.13           216,296            1.63
American Century Ultra Fund                 617,448.70         2.78           636,632            2.28
American Century Vista Fund                  31,531.49          .99
N&B Genesis                                  63,685.42         2.48
N&B Focus                                    30,929.44         1.45
N&B Guardian                                 18,336.72         2.25
MFS Emerging Growth                          81,677.86         1.49
MFS Growth With Income                       43,444.46         1.70
MFS High Income                               4,650.63         1.27
S&P 500 Index                                47,816.55         1.60
Scudder International                        25,095.14         1.57
Summit High Yield                            12,856.35         1.35
Horizon I                                     4,776.01         1.46
Horizon II                                    1,309.76         1.37
Horizon III                                     333.36         1.30
Government Securities Fund                    4,605            1.30



AMERICAN OILFIELD DIVERS, INC. 401(k) PROFIT SHARING PLAN AND TRUST
Notes to Financial Statements
December 31, 1997 and 1996
------------------------------------------------------------------------------


4.   Fund Information

     A summary of the activity in each investment account for the years ended December 31, 1997 and 1996 follows:


                                                                   Group Annuity Contract
                            ----------------------------------------------------------------------------------------------------
                                                                           Separate Accounts
                           -----------------------------------------------------------------------------------------------------
                                       Variable                             American   American
                           Guaranteed   Short-            Fixed              Century    Century             Employer
                            Deposit     Term    Equity    Income   Capital    Select     Ultra    Other    Securities     Plan
                            Account     Fund     Fund     Fund      Fund      Fund        Fund    Funds       Fund        Total

Net assets available
 for plan benefits at
 December 31, 1995       $3,338,543  $48,084   $486,083  $60,545   $141,426  $180,374   $960,338            $167,331 $5,382,724

Contributions:
    Employee                262,014   34,895    152,347   43,600     47,798    82,784    306,808             184,578  1,114,824
    Employer                 32,553    3,380     15,254    4,380      4,780     8,279     30,792              56,054    155,472
    Forfeitures              12,587    4,436      4,483      534        785     1,491      6,468                         30,784
    Transfers in             17,766   96,070     92,125    6,160      9,183    25,205     31,521               5,199    283,229
Investment income:
   Net appreciation in
    fair value of
    securities                                                                                               125,557    125,557
    Interest and
    investment income       214,169    2,532    124,281    5,712     21,759    40,439    136,742                        545,634
Deductions attribut-
  able to:
    Distributions and
     withdrawals           (394,353) (15,910)  (132,802)  (7,429)   (32,813)  (21,087)   (71,171)           (204,343)  (879,908)
    Transfers between
      funds                (118,852) (16,681)    36,030   (6,013)     3,746    35,077     50,023              16,670

Net assets available     ----------- --------- --------  --------   --------  -------- ----------          ----------  --------
  for plan benefits at
  December 31, 1996      3,364,427   156,806    777,801  107,489    196,664   352,562  1,451,521             351,046  6,758,316

Contributions:
  Employee                 289,022    55,532    142,343   44,856     33,753   109,184    327,329  211,559    360,732  1,574,310
  Employer                  29,006     5,728     14,372    4,521      3,409    11,026     33,252   21,169    108,220    230,703
  Forfeitures                          8,224                                                                              8,224
  Transfers in              13,592   407,143     42,362      937      1,755     4,465     27,125   39,488     10,932    547,799
Investment income:
  Net appreciation in
   fair value of
   securities
   Interest                                                                                                  117,474    117,474
   investment income       214,812     7,761    147,484   13,250     11,377   117,036    312,771   43,796               868,287
Deductions attribut-
  able to:
   Distributions and
    withdrawals           (364,345)  (59,650)  (106,782) (22,208)   (15,097)  (47,220)  (314,411) (31,454)  (554,052)(1,515,219)
   Transfers between
    funds                 (220,050) (377,899)  (121,990)  36,664    (56,417)   63,738   (121,277) 340,936    456,295
                        ----------- --------- ---------- --------  --------- --------- ---------- -------- ---------- ----------
Net assets available
  for plan benefits at
  December 31, 1997     $3,326,464  $203,645   $895,590 $185,509   $175,444  $610,791 $1,716,310 $625,494   $850,647 $8,589,894

                        =========== ========= ========= ========  ========== ========= ========= =========  ======== ==========



5.   Federal Income Tax Status

     The Plan has received a favorable determination letter from the Internal Revenue Service. A favorable determination allows American Oilfield Divers, Inc. to take a business expense deduction for contributions paid to the Contract Plan Servicer and for participants not to be taxed on benefits until received by them. In addition, since the Plan is treated as an exempt organization, its income is not subject to federal or state income taxes.

6.   Subsequent Event

     During the 1997 plan year, Union Central Life Insurance Company (UCL) performed the duties of Contract Plan Servicer for the Plan.
     Effective February 1, 1998, Transamerica Asset Management Company will replace UCL as the Contract Plan Servicer.

                                                               Schedule I

AMERICAN OILFIELD DIVERS, INC. 401(k) PROFIT SHARING PLAN AND TRUST
Assets Held for Investment
December 31, 1997
------------------------------------------------------------------------------

                                                       Market
                Issuer                    Shares        value       Cost

Employer Securities Fund                 71,974.85   $ 850,647   $ 763,918

AMERICAN OILFIELD DIVERS, INC. 401(k) PROFIT SHARING PLAN AND TRUST
Reportable Transactions
December 31, 1997 and 1996
------------------------------------------------------------------------------

During the year ended December 31, 1997, the Plan had the following transactions which were greater than 5% of the plan assets:

                       Series of Transactions


PURCHASES

                                                                 Market value
                                                                  of asset on
Number of                                Purchase    Cost  of      transaction
Transactions   Description of assets      price      asset           date

   18          Employer Securities Fund  $856,671   $856,671      $856,671


SALES


Number of                               Selling     Cost of
transactions   Description of assets     price       asset        Net gain

    19        Employer Securities Fund  $559,733   $366,363      $193,370

  Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees of the American Oilfield Divers, Inc. 401(k) Profit
  Sharing Plan and Trust have duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    AMERICAN OILFIELD DIVERS, INC.
                                    401(k) PROFIT SHARING PLAN AND TRUST



                                    By:   /s/ Bradley M. Parro
                                          _________________________________
                                              Bradley M. Parro
                                            Vice President - Finance and
                                            Chief Accounting Officer

June 30, 1998

                                 EXHIBIT INDEX


Exhibit No. Description


23.1 Consent of Price Waterhouse  LLP

                                                           EXHIBIT 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-83594)of Ceanic Corporation (formerly American Oilfield Divers, Inc.) of our report dated June 11, 1998 relating to the American Oilfield Divers, Inc. Profit Sharing Plan and Trust for the year ended December 31, 1997, which appears in the December 31, 1997 annual on Form 11-K of American Oilfield Diver's 401(k) Profit Sharing Plan and Trust.

                                  /s/ Price Waterhouse LLP
                                  ------------------------
                                      Price Waterhouse LLP

Houston, Texas
June 30, 1998